Exhibit 4.65

Power of Attorney

I, Ji Mingzhong, a Chinese citizen with the Chinese Identification No. [], holds 50% of the equity interest in Niannian Youyu Culture Media Co., Ltd. (the “Niannian Youyu Culture Media”) as of the date of this Power of Attorney (representing RMB 500,000 registered capital of Niannian Youyu Culture Media), hereby irrevocably authorize Tencent Music (Beijing) Co., Ltd. (the “WFOE”) to exercise the following rights with respect to the existing and future equity interests held by myself in Niannian Youyu Culture Media (the “Owned Equity Interest”) during the effective term of this Power of Attorney:

Authorizing WFOE as my sole and exclusive proxy, to exercise, including without limitation, the following rights on my behalf with full authority with respect to the Owned Equity Interest: 1) to attend the shareholders’ meetings of Niannian Youyu Culture Media; 2) to exercise all shareholder’s rights and shareholder’s voting rights which I am entitled with under the laws and the articles of association of Niannian Youyu Culture Media, including without limitation, rights to sell, transfer, pledge or otherwise dispose of all or any part of the Owned Equity Interest; and 3) as my authorized representative, to appoint and elect the legal representative, directors, supervisors, managers and other senior management of Niannian Youyu Culture Media.

WFOE shall be authorized to execute, on my behalf, any and all agreements to which I shall be a party as specified in the Exclusive Option Agreement entered into as of August 28, 2019 by and among me, WFOE and Niannian Youyu Culture Media, the Equity Interest Pledge Agreement entered into as of August 28 , 2019 by and among me, WFOE and Niannian Youyu Culture Media, the Loan Agreement entered into as of August 28, 2019 by and between me and WFOE (together with any amendments, revisions or restatements, the “Transaction Documents”), and duly perform the Transaction Documents. The authority granted under this Power of Attorney shall not be limited by the exercise of such right in any way.

Any act conducted or any documents executed by WFOE with respect to the Owned Equity Interest shall be deemed conducted or executed by myself which I shall acknowledge.

WFOE shall be entitled to assign the authority to any other individual or entity for conducting of the abovementioned matters without the necessity to inform me or obtain my prior consent. WFOE shall appoint a Chinese citizen to exercise the abovementioned rights as required by the PRC laws (if any).

As long as I am a shareholder of Niannian Youyu Culture Media, this Power of Attorney shall be irrevocable and remain valid and effective from the date of this Power of Attorney.

During the effective term of this Power of Attorney, I hereby waive all rights in connection with the Owned Equity Interest that have been granted to WFOE under this Power of Attorney, and will refrain from exercising such rights on my own.

[The remainder of this page is intentionally left blank]

This Page is the signature page to the Power of Attorney.

Signature: /s/ Ji Mingzhong

Name: Ji Mingzhong

August 28, 2019

Accepted by:
Tencent Music (Beijing) Co., Ltd.
/s/ Seal of Tencent Music (Beijing) Co., Ltd.
Signature: /s/ Yang Qihu
Name: Yang Qihu
Title: Legal representative

Accepted by:
Niannian Youyu Culture Media Co. Ltd.
/s/ Seal of Niannian Youyu Culture Media Co. Ltd.
Signature: /s/ Ji Mingzhong
Name: Ji Mingzhong
Title: Legal Representative

Power of Attorney

I, Zhou Wenjiang, a Chinese citizen with the Chinese Identification No. [            ], holds 50% of the equity interest in Niannian Youyu Culture Media Co., Ltd. (the “Niannian Youyu Culture Media”) as of the date of this Power of Attorney (representing RMB 500,000 registered capital of Niannian Youyu Culture Media), hereby irrevocably authorize Tencent Music (Beijing) Co., Ltd. (the “WFOE”) to exercise the following rights with respect to the existing and future equity interests held by myself in Niannian Youyu Culture Media (the “Owned Equity Interest”) during the effective term of this Power of Attorney:

Authorizing WFOE as my sole and exclusive proxy, to exercise, including without limitation, the following rights on my behalf with full authority with respect to the Owned Equity Interest: 1) to attend the shareholders’ meetings of Niannian Youyu Culture Media; 2) to exercise all shareholder’s rights and shareholder’s voting rights which I am entitled with under the laws and the articles of association of Niannian Youyu Culture Media, including without limitation, rights to sell, transfer, pledge or otherwise dispose of all or any part of the Owned Equity Interest; and 3) as my authorized representative, to appoint and elect the legal representative, directors, supervisors, managers and other senior management of Niannian Youyu Culture Media.

WFOE shall be authorized to execute, on my behalf, any and all agreements to which I shall be a party as specified in the Exclusive Option Agreement entered into as of August 28, 2019 by and among me, WFOE and Niannian Youyu Culture Media, the Equity Interest Pledge Agreement entered into as of August 28, 2019 by and among me, WFOE and Niannian Youyu Culture Media, the Loan Agreement entered in as of August 28, 2019 by and between me and WFOE (together with any amendments, revisions or restatements, the “Transaction Documents”), and duly perform the Transaction Documents. The authority granted under this Power of Attorney shall not be limited by the exercise of such right in any way.

Any act conducted or any documents executed by WFOE with respect to the Owned Equity Interest shall be deemed conducted or executed by myself which I shall acknowledge.

WFOE shall be entitled to assign the authority to any other individual or entity for conducting the abovementioned matters without the necessity to inform me or obtain my prior consent. WFOE shall appoint a Chinese citizen to exercise the abovementioned rights as required by the PRC laws (if any).

As long as I am a shareholder of Niannian Youyu Culture Media, this Power of Attorney shall be irrevocable and remain valid and effective from the date of this Power of Attorney.

During the effective term of this Power of Attorney, I hereby waive all rights in connection with the Owned Equity Interest that have been granted to WFOE under this Power of Attorney, and will refrain from exercising such rights on my own.

[The remainder of this page is intentionally left blank]

This Page is the signature page to the Power of Attorney.

Signature: /s/ Zhou Wenjiang

Name: Zhou Wenjiang

August 28, 2019

Accepted by:
Tencent Music (Beijing) Co., Ltd.
/s/ Seal of Tencent Music (Beijing) Co., Ltd.
Signature: /s/ Yang Qihu
Name: Yang Qihu
Title: Legal representative

Acknowledged by:
Niannian Youyu Culture Media Co. Ltd.
/s/ Seal of Niannian Youyu Culture Media Co. Ltd.
Signature: /s/ Ji Mingzhong
Name: Ji Mingzhong
Title: Legal Representative